EXHIBIT 10.31

THIRD AMENDMENT

TO THE

WESBANCO, INC. KSOP

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014)

WHEREAS, WesBanco, Inc. (the “Company”) maintains the WesBanco, Inc. KSOP, as amended and restated effective January 1, 2014 (the “Plan”); and

WHEREAS, Section 12.6 of the Plan reserves to the Company the right to amend the Plan at any time; and

WHEREAS, the Company has decided to amend the Plan to address service credit and eligibility with respect to an acquired group of employees;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective September 9, 2016, new Article 21 is added immediately after Article 20, to read as follows:

Article 21

Service Credit for Former

Your Community Bank Employees

Notwithstanding anything in this Plan to the contrary, an individual who was formerly employed by Your Community Bank (“YCB”) and who becomes an Employee of the Employer on September 9, 2016 (“Former YCB Employee”), as a result of the merger of YCB with and into WesBanco, Inc., shall receive credit for his or her prior service with YCB such that his or her date of employment with YCB shall be treated as his or her Date of Employment with the Employer for eligibility and vesting purposes under this Plan. For purposes of Article 3, any such Former YCB Employee shall become a Participant on September 9, 2016.

IN WITNESS WHEREOF, this Third Amendment of the Plan is, by the authority of the Board of Directors of the Company, executed on behalf of the Company this 18th day of January, 2017.

WesBanco, Inc.

By:	/s/ Todd F. Clossin
Todd F. Clossin, President & CEO

ATTEST:

/s/ Linda M. Woodfin
Secretary